Exhibit 99.1

News Release

Quidel Announces Closing of Acquisition of
Alere Triage® Assets Creating an Expanded Portfolio of Rapid Diagnostic Capabilities in Critical Care Settings

SAN DIEGO, CALIFORNIA – October 6, 2017 – Quidel Corporation (NASDAQ: QDEL) (“Quidel”), a provider of rapid diagnostic testing solutions, cellular-based virology assays and molecular diagnostic systems, announced that it has closed its previously announced acquisition of the Triage® MeterPro cardiovascular (CV) and toxicology business (“Triage business”), and B-type Naturietic Peptide (BNP) assay business run on Beckman Coulter analyzers (“BNP business”) from Alere Inc.

On July 17, 2017, and subsequently on September 18, 2017 through revised asset purchase agreements, Quidel announced its intent to acquire the Triage business and BNP business from Alere Inc., including the real estate in San Diego for the Triage facilities, for a total cash consideration of up to $680 million, comprised of a $400 million purchase price for the Triage business, as well as $280 million in deferred consideration for the BNP business.

“This strategic acquisition extends Quidel’s market leadership, adding an extensive cardiovascular and toxicology POC offering to our innovative medical diagnostics portfolio, as well as direct commercial responsibility for the BNP assay business globally,” stated Douglas Bryant, president and chief executive officer of Quidel Corporation. “We believe there are substantial benefits to be realized as we bring these strong organizations together, further establishing Quidel’s platform for growth and creating additional shareholder value opportunities.”

About Quidel Corporation

Quidel Corporation serves to enhance the health and well-being of people around the globe through the development of diagnostic solutions that can lead to improved patient outcomes and provide economic benefits to the healthcare system. Marketed under the Sofia®, QuickVue®, D3® Direct Detection, Thyretain® and InflammaDry® leading brand names, as well as under the new Solana®, AmpliVue® and Lyra® molecular diagnostic brands, Quidel’s products aid in the detection and diagnosis of many critical diseases and conditions, including, among others, influenza, respiratory syncytial virus, Strep A, herpes, pregnancy, thyroid disease and fecal occult blood. Quidel’s research and development engine is also developing a continuum of diagnostic solutions from advanced lateral-flow and direct fluorescent antibody to molecular diagnostic tests to further improve the quality of healthcare in physicians’ offices and hospital and reference laboratories. For more information about Quidel’s comprehensive product portfolio, visit quidel.com.

Forward-Looking Statements

This press release contains certain forward-looking statements. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include: the risk that disruptions will occur from or in connection with the acquisitions or the transition of the businesses to the Company that will harm the Company’s business, the Triage business or the BNP business; any disruptions or threatened disruptions to the relationships of the Company, the Triage business or the BNP business with their respective distributors, suppliers, customers and employees; the Company’s ability to manage the foreign expansion; the receipt of regulatory approvals or clearances relating to the Triage business or the BNP business, or any loss of previously received regulatory approvals or clearances; a significant reduction in sales of the Triage business or BNP business, or increase in costs, expenses or other charges incurred by, relating to or arising from such businesses; the inability to achieve anticipated financial results from the acquired businesses; and the Company’s ability to successfully transition and integrate the acquired businesses into the Company’s operations, including its ability to realize anticipated synergies and operational improvement. Forward-looking statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. The Company is subject to additional risks and uncertainties described in the Company’s annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis and expectations only as of the date of this press release. We undertake no obligation to publicly release the results of any revision or update of the forward-looking statements, except as required by law.

Contacts:

Randy Steward
Chief Financial Officer
(858) 552-7931

or

Angie Mazza
(312) 690-6006
amazza@clermontpartners.com